UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                                   AMENDMENT 4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                3045 Corporation
                 (Name of small business issuer in our charter)

                                     Florida
         (State or other jurisdiction of incorporation or organization)

                                7299             06-1562447
                  (Primary standard industrial  (I.R.S. Employer
                 classification code number)    Identification No.)

              3045 N. Federal Highway, Suite 60, Fort Lauderdale, Florida 33306
                                  954-565-1400
          (Address and telephone number of principal executive offices)

                                 Kim A. Naimoli
        3045 N. Federal Highway, Suite 60, Fort Lauderdale, Florida 33306
                                  954-565-1400
               (Name, address and telephone of agent for service)

                  Approximate date of commencement of proposed
              sale to the public: As soon as practicable after the
                 effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                      CALCULATION OF REGISTRATION FEE (1)

Title of class of                   Proposed maximum            Amount of
securities to be registered         aggregate offering price    Registration Fee

Common Stock,
                                    $ 51,850                           $ 14.41


Total Registration Fee                                                 $ 14.41

(1)      Estimated solely for the purpose of calculating the registration fee.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the securities and exchange commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

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


                                3045 CORPORATION

                        1,037,000 shares of Common Stock

The registration statement of which this prospectus is a part relates to the offer and sale by our corporation of 1,037,000 shares of our common stock by the holders of these securities, referred to as selling security holders throughout this document. See "description of securities."

Our common stock is not listed on any national securities exchange or the nasdaq stock market.

The selling security holders may offer their shares at any price. We will pay all expenses of registering the securities.

These securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "risk factors" beginning on page 7.

Neither the securities and exchange commission or any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this preliminary prospectus is March 14, 2000

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
                                TABLE OF CONTENTS

Part I

1.       Front Cover Page of Prospectus                                      1
2.       Inside Front and Outside Back Cover Pages of Prospectus             2
3.       Summary Information                                                 4
         Risk Factors                                                        5
4.       Use of Proceeds                                                    10
5.       Determination of Offering Price                                    10
6.       Dilution                                                           10
7.       Selling Security Holders                                           10
8.       Plan of Distribution                                               11
9.       Legal Proceedings                                                  11
10.      Directors, Executive Officers, Promoters and Control Management    12
11.      Security Ownership of Certain Beneficial Owners and Management     12
12.      Description of Securities                                          13
13.      Interest of Named Experts and Counsel                              14
14.      Disclosure of Commission Position on Indemnification
         for Securities Act Liabilities                                     14
15.      Organization Within Last Five Years                               N/A
16.      Description of Business                                            14
17.      Management's Discussion and Analysis or Plan of Operation          18
18.      Description of Property                                            18
19.      Certain Relationships and Related Transactions                     18
20.      Market for Common Equity and Related Stockholder Matters           19
21.      Executive Compensation                                             19
22.      Financial Statements                                               19
23.      Changes in and Disagreements with Accountants on Accounting and
         Financial Disclosure                                               19

Part II  - Information Not Required in Prospectus

24.      Indemnification                                                    20
25.      Other Expenses of Issuance and Distribution                        20
26.      Recent Sales of Unregistered Securities                            20
27.      Exhibits                                                           21
28.      Undertakings                                                       21

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
ITEM 3.           SUMMARY INFORMATION AND RISK FACTORS

                               PROSPECTUS SUMMARY
This prospectus contains statements about our future operations, which involve risks and uncertainties. Our actual results could differ in important ways from our anticipated future operations, due to many factors, including "risk factors" beginning on page 7 and other factors. Because this is a summary and the information is selective, it does not contain all information that may be important to you. You should read carefully all information in the prospectus including its detailed information and the financial statements and they're explanatory notes before making an investment decision.

Our Company.
We were incorporated in the State of Florida on October 26, 1999. Our principal executive offices are located at 3045 N. Federal Highway, Suite 60, Fort Lauderdale, Florida 33306. Our telephone number is 954-565-1400. We are authorized to issue common stock and preferred stock. Our total authorized stock consists of 50,000,000 common shares and 10,000,000 preferred shares.

Our Business.
We plan to develop a website where individuals can obtain mortgage information; however, currently we not have no operations, website or revenue sources. We have not begun development of our website. Our website development for our first year of operations will cost an estimated $4,000 to $5,000.

The Offering.
As of February 18, 2000, we had 1,037,000 shares of our common stock outstanding. This offering is comprised of securities offered by selling security holders only. Although we have agreed to pay all offering expenses, we will not receive any proceeds from the sale of the securities. We anticipate offering expenses of approximately $16,000. Because our current assets are only $8,000 and we have no revenue sources we may borrow funds from our management to pay the offering expenses.

Financial Summary Information.
Because this is a only a financial summary, it does not contain all the financial information that may be important to you. You should also read carefully all the information in this prospectus, including the financial statements and their explanatory notes.

Statement of Operations.                                   Period from Inception
                                     Period Ended             (October 26, 1999)
                                   September 30, 1999       to November 30, 1999


Net Sales                                 $ 0                     $ 0
Cost of Sales                             $ 0                     $ 0
Gross profit                              $ 0                     $ 0
Operating expenses                        $ 4,436                 $ 4,436
Income (loss) from operations             $ (4,436)               $ (4,436)
Other expense, net                        $ 0                     $ 0
Net income (loss)                         $ (4,436)               $ (4,436)
Net income per common share               $ (.01)                 $ (.01)


Balance Sheet.                                             Period from Inception
                                        Period Ended       (October 26, 1999)
                                   September 30, 1999       to November 30, 1999
Total current assets                      $ 23,581                $ 23,581
Property and equipment, net               $ 0                     $ 0
Other assets                              $ 0                     $ 0
Total Assets                              $ 23,581                $ 23,581

Current liabilities                       $ 11,017                $ 11,017
Due to stockholder/officer                $ 0                     $ 0
Due to related party                      $ 0                     $ 0
Total liabilities                         $ 11,017                $ 11,017
Stockholders equity (deficiency)          $ 12,564                $ 12,564
Total liabilities and stockholder equity  $ 23,581                $ 23,581


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

Risk Factors.
An Investment in the Shares of Common Stock Offered by This Prospectus Involves a High Degree of Risk.
We cannot assure that we will ever generate revenues, develop operations, or make a profit.

We Have Little Managerial Expertise in the Development or Dissemination of Mortgage Information or in the Internet.
Because our management has little experience in developing and disseminating mortgage information, our abilities in this area may be limited. Even if our management develops a sufficient quantity of mortgage information, it may be unable to particularize or adapt it to the needs of website visitors. Moreover, our management has no Internet experience. Unless management has the financial resources to hire qualified Internet consultants, the presentation and technical aspects of our website may suffer.

We Now Have No Material Contracts or Future Prospects for Material Contracts; We Have Not Developed An Operational Plan to Obtain Contracts.
We have no contracts or prospective contracts that will assist us in developing our website or operations. We have no contracts with Internet, computer, mortgage, technical or marketing professionals which would assist us in the development, selection, presentational or technical aspects of our website information. We have no contracts or prospective contracts with other websites that would provide visitation links to our website. We have not developed a plan to obtain any of these contracts. If we fail to develop contracts with other websites or the professionals, our revenues will be negatively impacted.

The Information on Our Website May Be Available on Other Websites or in Other Informational Formats and May be Purchased at Little or No Cost.
We have conducted no research to determine what mortgage information is available over the Internet or in other informational formats and whether that information may be purchased at nominal fees or free to the public. We have not determined what specific mortgage information will be make available on our website. Because our website information may be more easily accessible at other websites or informational formats, and/or at little or no cost, website visitors may find our website of little or no utility.

We Lack a Well-Developed Business Plan.
Because we currently do not have a well-developed business plan, we may spend an excessive amount of our financial and operational resources to development of our business plan. Our website may not be developed in a timely fashion with the computer, technical and marketing skills necessary to construct a superior website.

We Have a Poor Financial Condition and May be Unable to Adequately Develop our Operations.
Because we have no operating history, assets, or revenue sources, an investor cannot determine if we will ever be profitable. We will experience financial difficulties during our operational development and beyond. We maybe unable to operate profitably, even if we develop operations and generate revenues. We plan to generate revenues from membership and advertising sales through our planned website, but there can be no assurance that we will develop a website or that, if developed, our revenues will exceed our costs. Our poor financial condition could adversely affect our ability to develop a website that will attract website users or distribute mortgage information in a useful, efficient and timely fashion.

We Are a Development Stage Company With No Operating History for Investors to Evaluate.
We plan to develop a website, but have taken no steps towards its development. We have no operating history for investors to evaluate our business strategy. We have limited insight into trends that may emerge and affect our business. You must consider the risks and difficulties frequently encountered by development stage companies. Furthermore, we face risks due to our anticipated participation in the new and rapidly-evolving Internet market. These challenges include our:

o Need to develop,  maintain,  and increase awareness of our web site;
o Need to attract  and  retain  customers;
o Dependence on web site and transaction processing performance and reliability;
o Need to compete effectively;
o Need to establish ourselves as a participant in the evolving market for mortgage information;
o Need to establish and develop relationships with entities related to and involved in the mortgage industry in order to obtain advertising revenues for our site.

Because significant up front advertising, sales, and other expenses are required to develop our web site, we anticipate that we may incur losses until revenues are sufficient to cover our operating costs. We expect that our total website development costs will be approximately $4,000 to $5,000, based on the following estimated costs: (1) $125 for domain name registration and listing; (2) $2,000 to $3,000 for technical, presentational and other developmental costs; (3) $1,000 for annual hosting service fees; and (4) $1,000 for annual site maintenance. We will allocate advertising and promotional expenses as we develop operations and research market demand for our services. Future losses are likely before our operations will become profitable. Investors now have no basis upon which to judge our ability to develop our web site and are unable to forecast our future growth.

We Have No Profits and We Have Losses.
We have no revenues or revenue sources and yet we have significant costs. Our website has not been developed. We cannot assure that we will obtain the necessary working capital to develop our website. Further, even if our website is developed, we cannot assure that our website will receive enough Internet traffic or purchases to generate revenues or achieve profitability. We believe that we will incur net losses for at least the next two years. We intend to increase our operating expenses substantially as we:

o Develop our website;
o Initiate our marketing activities and advertising efforts;
o Provide our customers with promotional benefits;
o Increase our general and administrative functions to support our developing operations; and o Develop enhanced technologies and features to improve our web site, once developed.

We will pay our increased operating expenses from our revenues if they are sufficient; otherwise, we plan to borrow funds from our management to pay expenses. Depending upon the extent that our development costs outpace our revenues, our losses will accumulate more rapidly. In addition, we may find that our development efforts are more expensive than we currently anticipate.

There is No Public Market for Our Common Stock.
There is no established public trading market or market maker for our securities. There can be no assurance that a market for our common stock will be established or that, if established, a market will be sustained. Therefore, if you purchase our securities you may be unable to sell them. Accordingly, you should be able to bear the financial risk of losing your entire investment.

A market maker sponsoring a company's securities is required to obtain a listing of the securities on any of the public trading markets, including the OTCBB. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the OTCBB.

We intend to apply for listing of the securities on the OTCBB, but there can be no assurance that we will be able to obtain this listing. The OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchanges. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

If We Are Unable To Retain And Attract Qualified Personnel, Our Business Could Suffer.
Our current and future success depends on our ability to identify, attract, hire, train, retain and motivate highly skilled technical, managerial, sales and marketing, customer service and professional personnel. Competition for such employees is intense, especially in the e-commerce sector. We may be unable to successfully attract, assimilate or retain sufficiently qualified personnel. If we fail to retain and attract the necessary technical professionals, the efficiency of our website will suffer in its presentation, search abilities and information accessibility. If we fail to retain and attract the necessary managerial, sales and marketing and customer service personnel we will not develop a sufficient customer base to adequately fund our operations.

If Consumers And Mortgage Broker Businesses Do Not Embrace On-Line Mortgage Financing And Sales, Our Business Will Be Materially Adversely Affected.
Our success depends upon the general acceptance of on-line mortgage information and services by consumers, mortgage brokers and other third parties. If these groups do not embrace online mortgage information, our operations will be adversely affected. The market for electronic mortgage information and services, particularly over the Internet, is in its early stages of development, but is evolving rapidly. We cannot assure that a sufficiently broad base of consumers and businesses will adopt, and continue to use, the Internet to obtain mortgage services, traditionally provided in person-to-person and paper transactions. Our business prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in the new and rapidly evolving market for Internet services.

We believe that acceptance of our services will depend on the following factors, among others:

o the growth of the Internet as a medium for commerce generally, and as a market for financial products and services in particular;
o development of the necessary Internet network infrastructure to support new technologies and handle the demands placed upon the Internet;
o   government regulation of the Internet;
o our ability to successfully and efficiently develop on-line information that is attractive to a sufficiently large number of consumers and mortgage brokers; and
o a change in the perception among many consumers and real estate service providers that obtaining mortgage information on-line is less dependable than obtaining mortgage information through more traditional methods.

Slower response times could adversely affect use of our website. We may be unable to develop and introduce new services or service enhancements in a timely manner. In addition, because the market for on-line mortgage information is in the early stages of development, data pertaining to the volume of visitors to other mortgage websites is difficult to predict. If the volume of website visitors falls below expectations of financial analysts or the public, we may be unable to obtain quality advertising contracts. The occurrence of any of these factors could have a material adverse effect upon the very nature of our business and the continuation of our website.

If Mortgage Loan Interest Rates Increase and/or There is a Decrease In The Demand For Mortgages, Our Business Could Suffer.
Mortgage business depends upon the overall level of sales and refinancing of residential real estate, as well as mortgage loan interest rates. The residential real estate industry is highly cyclical. Shifts in the economy and residential real estate values generally affect the number of home sales and new housing starts. The demand for mortgage loan information increases as the number of home sales increases. Declining interest rates generally increase mortgage loan financing activity, because homeowners refinance existing mortgage loans to obtain favorable interest rates. Rising interest rates, in contrast, discourage refinancing activities and generally reduce the number of home sales that occur. Any fluctuation in interest rates or an adverse change in residential real estate or general economic conditions could cause a serious decline in visitation to our website, memberships, and the retention rate of our previously enrolled members. We may be unable to develop our business if higher interest rates and decreased home sales occur.

We Plan to Operate in an Uncertain and Developing Market.
The market for Internet services is recent and rapidly changing. Market demand and acceptance for recently introduced Internet services is uncertain and difficult to predict. The success of our website, if developed, will depend upon the adoption of the Internet by a broad base of consumers and vendors. There can be no assurance of widespread acceptance of Internet commerce in general, including Internet mortgage information and services. Companies now offering our services have relied on consumers and vendors who use traditional means of commerce. Consumers and vendors must accept and utilize novel ways of conducting business and exchanging information if our business is to be successful.

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

We Will Rely on and Have Minimal Control Over Third Parties.
We expect that our operations will depend on a number of third parties over which we will have limited control. We do not plan to own an Internet gateway, but instead we will rely on an Internet Service Provider to host our website. We may experience interruptions in our website connection and our telecommunications access due to our reliance upon third parties. We anticipate that we will use software that is dependent on operating system, database and server software developed and produced by and licensed by third parties. We may discover errors and defects in this third party software and rely on the third parties to correct these errors and defects in a timely manner. Accordingly, continuous or prolonged interruptions in our website connection or in our telecommunications access would have an adverse effect upon consumer perception of our ability to provide information in a timely and efficient manner.

We Will Be at Risk for Internet Commerce Security Breaches That Could Impair Our Business. We Will Be at Risk of System Failure, Single Site Failure, and Failure of Delivery.
Our success will also be dependent upon our communications software and hardware. Our systems will be vulnerable to damage from earthquake, fire, floods, power loss, telecommunications failures, break-ins and similar events. Failure of information delivery can occur due to e-mail system, hosting site and/or local system failures. We have no insurance coverage on our property or business interruption insurance coverage and we do not intend to obtain this coverage in the near future. We may be vulnerable to computer viruses, physical or electronic break-ins, deliberate attempts by third parties to exceed the capacity of our systems leading to interruptions, delays, loss of data or cessation of service. The occurrence of any of these events could cause our current and prospective users to question our ability to keep their information confidential.

A significant barrier to entry in the area of electronic commerce and communications is the secure transmission of confidential information over public networks. We will rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to affect secure transmission of confidential information. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of the algorithms we may use to protect customer transaction data. If any such compromise of our security were to occur, we may be subject to liability by our users or others.

A party who is able to circumvent our security measures could misappropriate proprietary information. We may be required to expend significant capital and other resources to protect against security breaches or to alleviate problems caused by breaches. Concerns over the security of Internet transactions and the privacy of users may also inhibit the growth of the Internet generally, and the World Wide Web in particular, especially as a means of conducting commercial transactions. To the extent that our future activities or those of third party contractors whom we may use involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could expose us to a risk of loss or litigation. There can be no assurance that we will be able to implement security measures that will prevent security breaches.

We Have Substantial Near-Term Capital Needs; We May be Unable to Obtain Needed Additional Funding.
We will require funding over the next twenty-four months to develop our business. Our capital requirements will depend on many factors including, but not limited to, the timing of development of our web site and the growth of the Internet. If additional funds are raised through the issuance of equity securities, the percentage ownership of our current shareholders will be reduced. Moreover, those equity securities may have rights, preferences, and privileges senior to those of the holders of our common stock. There can be no assurance that additional capital will be available on terms favorable to us or our shareholders.

Our cash requirements may vary substantially depending on our rate of development, research results, competitive and technological advances and other factors. If adequate funds are not available, we may be required to curtail operations or to obtain funds by entering into collaboration agreements on unattractive terms. Our inability to raise capital would impair the technical and presentational aspects of our website and our marketing abilities.

We Have Substantial Long-Term Capital Needs; We May Be Unable to Obtain Needed Additional Funding.
Substantial expenditures will be required to develop our web site and to market our services. The level of expenditures required for these activities will depend in part on whether we develop and market our services independently or with other companies through collaborative arrangements. Our future capital requirements will also depend on one or more of the following factors: market acceptance of our services; the extent and progress of our research and development programs; competing technological and market developments; and the costs of commercializing our services. There can be no assurance that funding will be available at all or on favorable terms to permit successful commercialization of our website.

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

In addition, we have no credit facility or other committed sources of capital. We may be unable to establish credit arrangements on satisfactory terms. If capital resources are insufficient to meet our future capital requirements, we may have to raise additional funds to continue development of our website. There can be no assurance that such funds will be available on favorable terms, if at all.

To the extent that additional capital is raised through the sale of equity and/or convertible debt securities, the issuance of such securities could result in dilution to our shareholders. If adequate funds are not available, we may be unable to develop our operations to a sufficient level to become profitable.

If the Securities Do Not Meet Blue Sky Resale Requirements You May Be Unable to Resell Your Securities.
The securities offered by this prospectus must meet the blue sky resale requirements in the states in which the proposed purchasers reside. If we fail to meet these qualifications, the securities may be deprived of any value.

If We Issue Future Shares, Present Investors' per Share Value Will be Diluted. We are authorized to issue maximum stock of 50,000,000 common shares and 10,000,000 preferred shares. As of December 16, 1999, there were 1,037,000 common shares and no shares of preferred, issued and outstanding. The Board of Directors' authority to issue stock without shareholder consent may dilute the value of your stock

Possibility of Issuance of Preferred Stock Could Depress Market Value or Have a Potential Anti-Takeover Effect.
We have 10,000,000 authorized shares of preferred stock, which may be issued by action of the Board of Directors. We have not yet issued any shares of preferred stock. The Board may designate voting control, liquidation, dividend and other preferred rights to preferred stock holders. The Board of Directors' authority to issue this stock without shareholder consent may have a depressive effect on the market value of our common stock. The issuance of preferred stock could also delay or prevent a change in control of our corporation or other take-over attempt.

Our Principal Stockholders Control our Company.
Our principal stockholder and president, Kim A. Naimoli, currently, owns approximately 92% of our common stock. Kim Naimoli will have significant influence over all matters requiring approval by our stockholders, but not requiring the approval of the minority stockholders. In addition, Kim Naimoli will be able to elect all of the members of our Board of Directors, allowing her to exercise significant control of our affairs and management. In addition, Kim Naimoli may affect most corporate matters requiring stockholder approval by written consent, without a duly-noticed and duly-held meeting of stockholders.


If We Lose Any of Our Key Personnel, Our Business Would Be Impaired.
Our success is heavily dependent upon the continued active participation of our chief executive officer, Kim Naimoli. Loss of her services could have a material adverse effect upon our business development. We do not maintain "key person" life insurance on Kim Naimoli's life. We do not have a written employment agreement with Kim Naimoli. There can be no assurance that we will be able to recruit or retain other qualified personnel, should it be necessary to do so.

We Face Competition From Other Entities Providing Services Similar to Ours.
We will face intense competition in all aspects of the mortgage business. We will compete with financial intermediaries, commercial banks, savings associations, credit unions, loan brokers and insurance companies that also provide mortgage information and services to the public. These companies may offer convenience and customer service superior to our company. In addition, these companies may have better marketing and distribution channels. There can be no assurance that we will be able to compete effectively in this highly competitive industry, which could have a material impact upon market acceptance of our website and the information we wish to disseminate.

We Have Never Paid Dividends.
We have never paid dividends. We do not anticipate declaring or paying dividends in the foreseeable future. Our retained earnings, if any, will finance the development and expansion of our business. Our dividends will be at our Board of Directors' discretion and contingent upon our financial condition, earnings, capital requirements and other factors. Future dividends may also be affected by covenants contained in loan or other financing documents we may execute. Therefore, there can be no assurance that cash dividends of any kind will ever be paid.

Our Business Plan Incorporated Estimates Rather than Actual Figures.
The discussion of our future business is management's best estimate and analysis of the potential market, opportunities and difficulties that we face. There can be no assurances that the underlying assumptions accurately reflect our opportunities and potential for success. Competitive and economic forces make forecasting of revenues and costs difficult and unpredictable.

ITEM 4.           USE OF PROCEEDS

Not applicable. We will not receive any proceeds from the sale of the securities by the selling security holders.

ITEM 5.  DETERMINATION OF OFFERING PRICE

NOt applicable. The selling security holders will be able to determine the price at which they sell their securities.

ITEM 6.           DILUTION

Not applicable. We are not registering any unissued shares in this registration statement.

ITEM 7.           SELLING SECURITY HOLDERS

The securities are being sold by the selling security holders named below. The table indicates that all the securities will be available for resale after the offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities.

                                                                 AMOUNT
                          RELATIONSHIP                BENEFICIALLY    PERCENTAGE
NAME                      WITH ISSUER (1)                OWNED          OWNED
--------------------------------------------------------------------------------
Anderson, Houston          None                           1000            0.1%
Bellen, Elliot             None                           1000            0.1%
Bruno, Jarob N.            Related to Affiliate(2)        2000            0.2%
Campanella, Rich           None                           1000            0.1%
Gazda, Geoffrey            None                           1000            0.1%
Hamilton, Brenda           None                         50,000            4.8%
Haselmann, Heinz E.        None                           1000            0.1%
Herbik, Etheleve B.        None                           1000            0.1%
Herbik, Jeffrey R.         None                           1000            0.1%
LaBranche, Daniel          None                           1000            0.1%
Layne, Shanda              None                           1000            0.1%
Martinez, Roberto          None                           1000            0.1%
Michels-Hambro, Lynn       None                           1000            0.1%
Modica, Virginia           None                           1000            0.1%
Naimoli, Kim               President & Director        950,000           92.0%
Naimoli, Mary K.           Related to Affiliate (2)       1000            0.1%
Neuman, Kaye               Related to Affiliate (2)       1000            0.1%
Parrish, Cary              None                           1000            0.1%
Porrazzo, Christopher      None                           1000            0.1%
Quin, Kevin                None                           1000            0.1%
Reid, David                None                           2000            0.2%
Reynolds, Beverly          None                           1000            0.1%
Roush, Dean                None                           1000            0.1%
Scheuerman, Charles        None                           1000            0.1%
Spargo, John W.            None                           1000            0.1%
Spargo, Shirley            None                           1000            0.1%
Spargo, Steven             None                           1000            0.1%
Thigpen, Trudy             None                           1000            0.1%
Thomas, Kristen            None                           5000            0.1%
Tucker, Leonard            None                           1000            0.1%
Tucker, Michelle           None                           1000            0.1%
Wazbinski, Jim             None                           1000            0.1%
Weber, Chuck               None                           1000            0.1%

(1) Any material relationship, which the selling security holder has had within the past three years with our corporation or any of its predecessors and/or affiliates.
(2) Jarob Bruno is the son of Kim Naimoli, our President and sole director. Mary Naimoli is the mother-in-law of Kim Naimoli. Kaye Neuman is Kim Naimoli's mother.

We intend to seek qualification for sale of the securities in those states that the securities will be offered. That qualification is necessary to resell the securities in the public market and only if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve of the security resales.

ITEM 8.           PLAN OF DISTRIBUTION

The securities offered by this prospectus may be sold by the selling security holders or by those to whom such shares are transfered. We are not aware of any underwriting arrangements that have been entered into by the selling security holders. The distribution of the securities by the selling security holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

Any of the selling security holders, acting alone or in concert with one another, may be considered statutory underwriters under the securities act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling securities holders provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

In addition, the selling security holders and any brokers and dealers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the securities act, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

The selling security holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such selling security holders, the pledgee in such loan transaction would have the same rights of sale as the selling security holders under this prospectus. The selling security holders also may enter into exchange traded listed option transactions which require the delivery of the securities listed under this prospectus. The selling security holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling security holders under this prospectus.

In addition to, and without limiting, the foregoing, each of the selling security holders and any other person participating in a distribution will be affected by the applicable provisions of the exchange act, including, without limitation, regulation m, which may limit the timing of purchases and sales of any of the securities by the selling security holders or any such other person.

There can be no assurances that the selling security holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the exchange act, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the selling securities holders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling security holders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the selling security holders.

ITEM 9.           LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings, which involve 3045 corporation.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

(a)      Directors and Officers.
         Our Bylaws provide that we shall have a minimum of one director on the board at any one time. Vacancies are filled by a majority vote of the remaining directors then in office. The directors and executive officers of 3045 Corporation are as follows:

         NAME AND ADDRESS                AGE               POSITIONS HELD
         ----------------                ---               --------------
         Kim A. Naimoli                  41        President/Secretary/Treasurer

         Kim A. Naimoli will serve as the director until our next annual shareholder meeting to be held within six months of our fiscal year's close or until a successor is elected who accepts the position. Directors are elected for one-year terms.

         Kim A. Naimoli
         From 1991 to 1993, Ms. Naimoli was a manager for Credit Bureau Affiliates where she supervised up to 25 employees. Her duties included sales and marketing. In 1993, she left this position and formed her own company, Credit Bureau Services, where she continued to focus on sales and marketing. In March 1996, Ms. Naimoli and her husband opened Coral Mortgage, where she continues to handle marketing and sales management for that company. In 1998, Credit Bureau Services was closed. Thereafter, Ms. Naimoli assumed the position of a loan originator for Apartment Lending.

(b)      Significant Employees.
         Other than Kim Naimoli, there are no employees who are expected to make a significant contribution to our corporation.

(c)      Family Relationships.
         There are no family relationships among our officers, directors, or persons nominated for such positions.

(d)      Legal Proceedings.
         No officer, director, or persons nominated for such positions and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.

ITEM 11.          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of December 16, 1999, of our common stock (a) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, and (b) by each of our directors, by all executive officers and our directors as a group. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

(a)      Security Ownership of Certain Beneficial Owners.

TITLE OF                                       NO. OF   NATURE OF        CURRENT
CLASS    NAME & ADDRESS                        SHARES   OWNERSHIP         %OWNED
-----    --------------                        ------   ---------         ------
Common   Kim A. Naimoli                        950,000  Direct               91%
         3045 N. Federal Highway, Suite 60
         Fort Lauderdale, Florida 33306

(b)      Security Ownership of Officers and Directors.

TITLE OF                                       NO. OF   NATURE OF
CLASS    NAME & ADDRESS                        SHARES   OWNERSHIP         %OWNED
-----    --------------                        ------   ---------         ------
Common   Kim A. Naimoli                        950,000  Direct               91%
         3045 N. Federal Highway, Suite 60
         Fort Lauderdale, Florida 33306

All Officers and Directors as a Group          950,000  Direct               91%
(1 Individual)

(c)      Changes in Control.
         There are currently no arrangements, which would result in a change in control of 3045 Corporation.

ITEM 12.          DESCRIPTION OF SECURITIES

The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

COMMON STOCK.
General.
We are authorized to issue 50,000,000 shares of common stock without par value. As of December 16, 1999, there were 1,037,000 common shares issued and outstanding. All shares of common stock outstanding are validly issued, fully paid and non-assessable.

Voting Rights.
Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Dividend Policy.
All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available and subordinate to the rights, if any, of the holders of outstanding shares of preferred stock. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

Miscellaneous Rights and Provisions.
Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding shares of preferred stock.

PREFERRED STOCK.
We have authorized the issuance of 10,000,000 shares of preferred stock without par value, of which no preferred shares are issued or outstanding. These shares may have such rights and preferences as determined by the Board of Directors.

Dividends, Voting, Liquidation, & Redemption.
Upon issuance, our Board of Directors will determine the rights and preferences of shares of preferred stock. The Board of Director's ability to issue preferred stock without further shareholder approval has the potential to delay, defer or prevent a change in control of our corporation. Moreover, the Board of Director's broad discretion in designating specific rights and preferences may have the potential to dilute or devalue the stock held by the common shareholders.

SHARES ELIGIBLE FOR FUTURE SALE.
The 1,037,000 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act.

In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

As a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

ITEM 13.          EXPERTS

Our Financial Statements for the period from October 26, 1999 inception to November 30, 1999, have been included in this prospectus in reliance upon of Dohan and Company, CPA's, independent Certified Public Accountants as experts in accounting and auditing.

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

ITEM 16.          DESCRIPTION OF BUSINESS

We have had no operations to date. We plan to purchase a domain name and develop a website with information services related to the mortgage industry. We have developed no specific plans or criteria for these information services. There can be no assurance that we will be able to develop operations in this area, or any other area.

BUSINESS DEVELOPMENT.
We were incorporated in the State of Florida on October 26, 1999, for the purpose of selling mortgage information through the Internet.

PRINCIPAL PRODUCTS AND SERVICES.
We currently do not have a web site. We will need to purchase a domain name and find a hosting service before a web site can be developed. We have not obtained a domain name, hosting service or web site developer.

We plan to develop a web site that provides information to visitors about different mortgage products. The site is planned to include a glossary of terms used in the mortgage process, an amortization schedule, and an estimated payment calculator. We plan to develop our site to permit website visitors to review the mortgage approval and application process. Visitors who wish to access the information will be required to pay a fee of $20.00, which allows them to use our site for one month from the subscription date. Each user will be granted a password for entry into the web site. We plan to charge this fee to the subscriber's credit or debit card. We plan to process all orders by on line credit card or cyber cash systems, but we currently have not developed any relationships or contracts to process online orders. In addition, we have not researched the needs of our planned website functions or the fees associated with the services needed to fulfill those needs.

Our site content will consist of information relating to the mortgage application process. We plan to provide information to borrowers such as advantages and disadvantages of fixed and adjustable rate loans, as well as loans with an interest rate that is fixed for a period of time and subsequently adjusts one time to a fixed rate loan. Our site will also contain information relating to selection of a mortgage broker or lender, credit establishment and credit repair. In addition, we also plan to provide interest rate information by geographic area. A portion of the information available on our website may be available free of charge at other locations; however, we intend to develop more expansive information than that available free of charge.

Applying for a mortgage can be a confusing, tedious and intrusive experience for homebuyers, especially first time homebuyers. We plan to demystify the mortgage loan process by providing more expansive information to familiarize the buyer with documentation requirements to determine eligibility. We plan to provide our visitors with information their lender would require for a mortgage application. This documentation may include bank statements, pay stubs, W-2 forms, tax returns, divorce decrees, property settlements, proof of self-employment, verification of all assets, and property ownership. We plan also to provide guidance to borrowers in the selection of property inspectors, property appraisers, surveyors and title insurance companies.

We plan to establish our market through e-mail advertising. We have not conducted any market testing to determine prospective advertisers on our website. Visitors will be able to obtain information twenty-four hours per day, seven days per week through the website. We also plan to sell advertising on our website to banks, mortgage brokers, builders, land appraisers, surveyors, inspectors, title companies and real estate brokers. We have not developed criteria for pricing of the advertising space; however, we anticipate pricing will be based upon advertisement size, web page placement, content requirements, contract duration and other factors.

We plan to classify lenders' advertisements by loan products they each offer. We anticipate that our site will allow a borrower to complete a credit application on line with our lender advertisers. Visitors will be placed into their appropriate risk category which will describe mortgage products available at varying interest rates, origination fees and discount points based upon the borrower's risk classification.

We plan to seek lender advertisers that have a variety of products including full disclosure loans that require verification of income, assets, credit, source of funds, employment and residence history, based solely on the borrower's credit history and the loan to value ratios without any further documentation. We plan to provide borrowers with information on no documentation or reduced documentation, which are typically provided to self-employed persons or borrowers with prime credit ratings who desire to maintain their privacy regarding their income. We also plan to attract advertisers who offer programs for borrowers with previous credit blemishes; sub-prime loans, in a variety of programs based upon risk based pricing.

The process of applying for a mortgage may be an invasive and foreign process. We believe we can take the mystique out of the process by familiarizing the borrower with required steps to obtain a mortgage.

DISTRIBUTION.
We plan to deliver our services through our website, if developed. As of the date of this prospectus, we do not have a domain name, Internet service provider, web site developer or a web site, all of which will be necessary to execute our plan of business. To date, we have not formulated any relationships for the hosting, development or maintenance of a web site.

NEW PRODUCTS OR SERVICES.
We currently have no new products or services announced or planned to be announced to the public.

COMPETITIVE BUSINESS CONDITIONS.
The conventional method of obtaining mortgage information for at least the past fifty years has been through mortgage brokers or lenders, commercial banks, savings and loan associations, credit unions and insurance companies. The public has been reticent to new vehicles or formats through which they would receive mortgage information. Despite the convenience of information offered over the Internet or prospectively over our website, many consumers will view conventional methods of obtaining this information more convenient and offering better customer service.

SOURCES AND AVAILABILITY OF RAW MATERIALS.
As of the date of this prospectus, we have no raw materials or suppliers.

CUSTOMER BASE.
As of the date of this prospectus, we have no customers. If we are able to establish a customer base in the future, we do not anticipate we will depend on one or a few major customers. There can be no assurance that this assumption is correct.

INTELLECTUAL PROPERTY.
We do not have any trademarks, patents, licenses, royalty agreements, or other proprietary interest.

GOVERNMENTAL REGULATION ISSUES.
We are not now affected by direct government regulation, generally and laws or regulations directly applicable to access to or commerce on the Internet. However, due to increasing usage of the Internet, a number of laws and regulations may be adopted relating to the Internet, covering user privacy, pricing, and characteristics and quality of products and services. Furthermore, the growth and development for Internet commerce may prompt more stringent consumer protection laws imposing additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of the Internet, which, in turn, could decrease the demand for Internet services and increase the cost of doing business on the Internet. These factors may have an adverse effect on our business, results of operations and financial condition.

Moreover, the interpretation of sales tax, libel and personal privacy laws applied to Internet commerce is uncertain and unresolved. We may be required to qualify to do business as a foreign corporation in each such state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties. Any such existing or new legislation or regulation, including state sales tax, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations and financial condition.

RESEARCH AND DEVELOPMENT.
To date, we have not undergone any research and development.

ENVIRONMENTAL LAW COMPLIANCE.
The extent which environmental compliance may be necessary, we do not anticipate any significant compliance expense.

EMPLOYEES.
We currently have one employee, Kim Namoli, our president and sole director, who works for our corporation part-time. We have no employment contracts and our employee is not a union member or affected by labor contracts.

REPORTS TO SECURITY HOLDERS.
After the effective date of this document, we will be a reporting company under the requirements of the Exchange Act and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

YEAR 2000 COMPLIANCE.
We have no computer systems at this time. As a result, we have not encountered any compliance costs. The Y2K compliance issue is the result of computer programs being written using two digits rather than four to define the applicable year. Computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than 2000. This could result in a systems failure or miscalculation causing disruption of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. Because we do not anticipate establishing operations until after the commencement of the Year 2000, if at all, we do not anticipate Y2K compliance will have a significant effect on our corporation.

         ITEM 17.          PLAN OF OPERATIONS

THe discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes," "expects," "may," "will," "should" or "anticipates" or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this registration statement.

We are a development stage company without operations or revenues. We are unable to satisfy cash requirements without management's financial support. Our management has made $15,500 of capital contributions to our business. Our company executed a note payable to our principal shareholder and as of November 30, 1999 the company owes him $15,500. The note is unsecured, due on demand and provides for 12% annual interest. We anticipate that we will meet our cash requirements for the foreseeable future through the financial support of our management. Management's capital contributions will be accomplished through interest bearing promissory notes between our company and management. No promissory notes are currently in effect. We have not determined the amount of funds that will be necessary for management to contribute at this time.

Over the next twelve months, we plan to develop a web site through which we will provide mortgage related information. We will require additional funds to develop our website. Although we plan to raise additional funds, we have not yet determined how we will obtain these funds. There is no assurance that we will be able to obtain financing for our business development. If adequate funds are not available to us, we believe that our business development will be adversely affected.

Until such time as we develop our website, if ever, we will not have revenues from our operations. We anticipate that if our website becomes operational, we will generate revenues from the sale of subscriptions to the website and though the sale of advertisements. There is no assurance that we will be successful in selling subscriptions or advertising for our website. We have no other sources of revenue. As such, if we are not successful in this regard, we will be unable to achieve revenues under our current business plan.

If our company or its management receives proceeds from the sales of the securities by the selling security shareholders, those persons may have conducted an illegal distribution of our securities and may be deemed underwriters. Accordingly, they will have liability for any material misrepresentations or omissions in this document and otherwise in the offer and sale of securities.

We do not anticipate significant research and development expenses over the next twelve months. We do not expect to purchase or sell any plant and significant equipment or make any significant changes in the number of employees over the next twelve months.

ITEM 18.          DESCRIPTION OF PROPERTY

Our executive offices are located at 3045 N. Federal Highway, Suite 60, Fort Lauderdale, Florida 33306 , where we share space with a company owned by our President, Kim Naimoli. The space is approximately 400 square feet total, of which we occupy a small portion without charge. We feel that this space is adequate for our needs at this time, and we feel that we will be able to locate adequate space in the future, if needed, on commercially reasonable terms.

ITEM 19.          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the sale of shares to our President and Director, Kim Naimoli, we have not entered into any transactions with our officers, directors, persons nominated for such positions, beneficial owners of 5% or more of our common stock, or family members of such persons. We are not a subsidiary of any other company. Our President, Kim A. Naimoli, was our only promoter.

ITEM 20.          MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information.
Our common stock is not traded on any exchange. We plan to eventually seek listing on the OTCBB, once our registration statement has cleared comments of the Securities and Exchange Commission, if ever. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

Holders.
As of December 16, 1999, there were approximately 32 holders of record of our common stock.

Dividends.
We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

ITEM 21.  EXECUTIVE COMPENSATION

No executive compensation has been paid since our inception.

ITEM 22.  FINANCIAL STATEMENTS

Statements included in this report that do not relate to present or historical conditions are "forward-looking statements." Our corporation may make future oral or written forward-looking statements which also may be included in documents other than this Report that are filed with the Commission. Forward-looking statements involve risks and uncertainties that may differ materially from actual results. Forward-looking statements in this report and elsewhere may relate to our plans, strategies, objectives, expectations, intentions and adequacy of resources.











                                3045 CORPORATION
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS
                                November 30, 1999

                           C O N T E N T S

                                                                            Page

INDEPENDENT AUDITOR'S REPORT                                                 F-2

FINANCIAL STATEMENTS

   Balance Sheet                                                             F-3

   Statement of Loss and Accumulated Deficit During the Development Stage    F-4

   Statement of Cash Flows                                                   F-5

   Statement of Deficiency in Assets                                         F-6

NOTES TO FINANCIAL STATEMENTS                                          F-7 - F-9

                               Independent Auditor's Report


Stockholders and Board of Directors
3045 Corporation (A Development Stage Company)
Fort Lauderdale, Florida

We have audited the accompanying balance sheet of 3045 Corporation(A Development Stage Company), as of November 30, 1999, and the related statements of loss and accumulated deficit during the development stage, cash flows, and deficiency in assets for the period from inception (October 26, 1999) to November 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 3045 Corporation (A Development Stage Company) at November 30, 1999, and the results of its operations and its cash flows for the period from inception (October 26, 1999) to November 30, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered losses from operations and other transactions, has a working capital deficiency and has a deficiency in assets that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                 /s/ Dohan and Company, CPA's
December 8, 1999
Miami, Florida

3045 CORPORATION
(A Development Stage Company)

BALANCE SHEET
--------------------------------------------------------------------------------
November 30, 1999
--------------------------------------------------------------------------------
 ASSETS
   Cash                                                          $        8,331
--------------------------------------------------------------------------------
 TOTAL ASSETS                                                    $        8,331
================================================================================


 LIABILITIES AND DEFICIENCY IN ASSETS

 LIABILITIES
   Note payable to officer/shareholder                           $       15,500
   Accrued expenses and other liabilities                                 8,267
--------------------------------------------------------------------------------
 TOTAL LIABILITIES                                                       23,767
--------------------------------------------------------------------------------

 COMMITMENTS AND CONTINGENCIES (NOTE 6)

 DEFICIENCY IN ASSETS
   Preferred stock, no par value, 10,000,000 shares authorized;
     none outstanding                                                         -
   Common stock, no par value, 50,000,000 shares authorized,
     1,037,000 shares issued and outstanding                              5,350
   Stock subscriptions receivable                                          (100)
   Deficit accumulated during the development stage                     (20,686)
--------------------------------------------------------------------------------
 TOTAL DEFICIENCY IN ASSETS                                             (15,436)
--------------------------------------------------------------------------------

 TOTAL LIABILITIES AND DEFICIENCY IN ASSETS                      $        8,331
================================================================================
See accompanying notes.

3045 CORPORATION
(A Development Stage Company)

STATEMENT OF LOSS AND ACCUMULATED DEFICIT DURING THE DEVELOMENT STAGE
--------------------------------------------------------------------------------
For the period from inception (October 26, 1999) to November 30, 1999
--------------------------------------------------------------------------------
EXPENSES
  Professional fees                                             $        20,450
  Office expenses                                                           219
  Other operating expenses                                                   17
--------------------------------------------------------------------------------
NET LOSS BEFORE INCOME TAXES                                            (20,686)

INCOME TAXES                                                                  -
--------------------------------------------------------------------------------

NET LOSS AND ACCUMULATED DEFICIT DURING THE DEVELOPMENT STAGE   $       (20,686)
================================================================================

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                    490,133
================================================================================

BASIC NET LOSS PER SHARE                                        $         (0.04)
================================================================================
See accompanying notes.

3045 CORPORATION
(A Development Stage Company)

STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------
For the period from inception (October 26, 1999) to November 30, 1999
--------------------------------------------------------------------------------

 CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                     $       (20,686)
   Adjustments to reconcile net loss to net
     cash used by operating activities:
      Common stock exchanged for services                                 3,750

   Increase in accrued liabilities                                        8,267
--------------------------------------------------------------------------------
       NET CASH USED BY DEVELOPMENT STAGE OPERATING ACTIVITIES           (8,669)
--------------------------------------------------------------------------------

 CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from note payable to officer/shareholder                     15,500
   Sale of common stock                                                   1,500
--------------------------------------------------------------------------------
       NET CASH PROVIDED BY FINANCING ACTIVITIES                         17,000
--------------------------------------------------------------------------------

 NET INCREASE IN CASH AND EQUIVALENTS FOR THE PERIOD
   AND CUMULATIVE DURING THE DEVELOPMENT STAGE                            8,331

 CASH AND EQUIVALENTS - BEGINNING OF PERIOD                                   -
--------------------------------------------------------------------------------
 CASH AND EQUIVALENTS - END OF PERIOD                           $         8,331
================================================================================
 SUPPLEMENTAL DISCLOSURES
   Interest paid                                                $             -
   Income taxes paid                                            $             -

 SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING ACTIVITIES
   Common Stock issued for subscription receivable              $           100
================================================================================
See accompanying notes.

3045 CORPORATION
(A Development Stage Company)

STATEMENT OF DEFICIENCY IN ASSETS

                                                       Accumulated
                                                         Deficit
                Common Stock  Additional    Stock      During the          Total
              --------------   Paid-in  Subscription  Development  Deficiency in
Description   Shares  Amount   Capital    Receivable      Stage           Assets

Common stock
issued for
cash           30,000 $ 1,500   $   -      $    -        $    -       $    1,500

Common stock
exchanged for
services    1,005,000   3,750       -           -             -            3,750

Issuance of
common stock
for stock
subscription    2,000     100       -       (100)             -                -

Cumulative net
loss for the
period from
inception
(October 26,
1999)to November
30, 1999                -       -       -           -   (20,686)        (20,686)
--------------------------------------------------------------------------------
Balance,
November 30,
1999        1,037,000 $ 5,350   $   -   $   (100)    $  (20,686)      $ (15,436)
================================================================================
See accompanying notes.

3045 CORPORATION (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS


NOTE 1.   BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Business Activity

          3045 Corporation (A Development Stage Company) (the Company) is a Florida corporation formed in October 1999, primarily to provide information services related to the mortgage industry through the Internet.

          Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

          Income Taxes

          The Company follows Statement of Financial Accounting Standards No. 109 (FAS 109), "Accounting for Income Taxes." FAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of the difference in events that have been recognized in the Company's financial statements compared to the tax returns.

          Advertising

          Advertising costs will be expensed as incurred.

          Basic Net Loss Per Common Share

          The Company follows the provisions of FASB Statement No. 128
          (SFAS No. 128), "Earnings Per Share." SFAS No. 128 requires companies to present basic earnings per share (EPS) and diluted EPS, instead of primary and fully diluted EPS presentations that were formerly required by Accounting Principles Board Opinion No. 15, "Earnings Per Share." Basic EPS is computed by dividing net income or loss by the weighted average number of common shares outstanding during each year.

          Cash and Cash Equivalents

          The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

          Fair Value of Financial Instruments

          The carrying amount of the Company's financial assets and liabilities at November 30, 1999, approximate fair value due to the short maturity of the instruments.

          Development Stage Company

          The Company has been devoting its efforts to activities such as raising capital, establishing sources of information, and developing markets for its planned operations. The Company has not yet generated any revenues and, as such, it is considered a development stage company.

NOTE 2.   RELATED PARTY TRANSACTIONS

          The Company issued 950,000 shares of common stock to the President of the Company in November 1999, for services as founder. These shares were issued at a total value of $1,000. These shares are intended to be registered with the Securities and Exchange Commission.

          The Company sold one thousand shares to a related party, through family relationship, in November 1999. These shares were sold at a a value of $.05 per share for a total of $50.

          Note payable from officer/shareholder at November 30, 1999 was $15,500. This note is unsecured, due on demand, and provides for annual interest at 12%.

NOTE 3.   INCOME TAXES

          At November 30, 1999, the Company had a net operating loss available for carryforward of approximately $20,700. This loss may be carried forward to offset federal income taxes in future years through the year 2019. However, if subsequently there are ownership changes in the Company, as defined in Section 382 of the Internal Revenue Code, the Company's ability to utilize net operating losses available before the ownership change may be restricted to a percentage of the market value of the Company at the time of the ownership change. Therefore, substantial net operating loss carryforwards could, in all likelihood, be limited or eliminated in future years due to a change in ownership as defined in the Code. The utilization of the remaining carryforwards is dependent on the Company's ability to generate sufficient taxable income during the carryforward periods and no further significant changes in ownership.

          The Company computes deferred income taxes under the provisions of FASB Statement No. 109 (SFAS 109), which requires the use of an asset and liability method of accounting for income taxes. SFAS No. 109 provides for the recognition and measurement of deferred income tax benefits based on the likelihood of their realization in future years. A valuation allowance must be established to reduce deferred income tax benefits if it is more likely than not that, a portion of the deferred income tax benefits will not be realized. It is Management's opinion that the entire deferred tax benefit resulting from the net operating loss carryforward of $3,103 may not be recognized in future years. Therefore, a valuation allowance equal to the deferred tax benefit of $3,103 has been established, resulting in no deferred tax benefits as of the balance sheet date.

NOTE 4.   GOING CONCERN AND MANAGEMENT'S PLANS

          As shown in the accompanying financial statements, the Company incurred net losses of $20,686 for the period from inception (October 26, 1999) to November 30, 1999. As a result, the Company has a negative working capital and a deficiency in assets. The ability of the Company to continue as a going concern is dependent upon its ability to obtain financing and achieve profitable operations. The Company anticipates meeting its cash requirements through the financial support of its management until a customer base is developed.

          The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 5.   COMMITMENTS AND CONTIGENCIES

          Year 2000

          The year 2000 issue results from certain computer systems and software applications that use only two digits (rather than four) to define the applicable year. As a result, such systems and applications may recognize a date of "00" as 1900 instead of the intended year 2000, which could result in data miscalculations and software failures. The Company does not own any computer systems as of year-end and does not have any key suppliers. The Company anticipates purchasing Y2K compliant hardware and software for its business. The Company has been advised by its financial institution that they are addressing all of the year 2000 issue and that they expect timely achievement of year 2000 readiness. Thus, the Year 2000 issue is not expected to have a material impact on the Company's financial position or results of operations.

          Office Space

          The Company shares its executive offices with a company owned by the President of the Company. The Company occupies a small portion of the total space of 400 square feet, free of charge.

NOTE 6.   COMMON STOCK

          In November 1999, the Company issued 32,000 shares of common stock at a stated value of $.05 per share, for a total value of $1,600. A stock subscription receivable of $100 was recorded at the date of issuance.


NOTE 7.   SUBSEQUENT EVENT

          The Company is in the process of registering 1,037,000 shares of its common stock with the Securities and Exchange Commission, under Form SB-2. This offering is comprised of securities offered by Selling Security Holders only. Although the Company has agreed to pay all offering expenses, it will not receive any additional proceeds from the sale of the Securities offered.

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The accounting firm of Dohan & Company, CPAs, P.A. audited our financial statements. Since inception, we have had no changes in or disagreements with our accountants.

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us. Florida law provides that a director shall have no personal liability for any statement, vote, decision or failure to act, regarding corporate management or policy by a director, unless the director breached or failed to perform the duties of a director. A company may also protect its officers and directors from expenses associated with litigation arising from or related to their duties, except for violations of criminal law, transactions involving improper benefit or willful misconduct. In addition, we shall have the power, by our by-laws or in any resolution of our stockholders or directors, to undertake to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance. At this time, no statute or provision of the by-laws, any contract or other arrangement provides for insurance or indemnification of any of our controlling persons, directors or officers that would affect his or her liability in that capacity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling Security Holders will pay no offering expenses.

         ITEM                                                    EXPENSE
         ----                                                    -------
         SEC Registration Fee                                 $     14.41
         Legal Fees and Expenses                              $ 12,500.00
         Accounting Fees and Expenses                         $  1,700.00
         Miscellaneous*                                       $  2,500.00
                            =============================================
         Total*                                               $ 16,714.41

* Estimated Figure

ITEM 26.          RECENT SALES OF UNREGISTERED SECURITIES

From October through November 1999, we issued 1,037,000 shares of our common stock under an exemption from registration provided in Rule 506 of Securities Act Regulation D. In accordance with Regulation D, we only sold restricted securities to accredited investors, filed a Form D with the Securities and Exchange Commission, and used no general solicitation or advertising to sell the securities. We issued 950,000 shares of our common stock to our founder, Kim Naimoli, for his duties as the founder of the company, including his conceptualization of our business, organizational matters and development of our business plan. We issued 50,000 shares of our common stock as compensation for services rendered to our corporation. We issued 32,000 shares of our common stock at a price of $.05 per share or aggregate cash proceeds of $1,600.

ITEM 27.          EXHIBITS

------------------------- ------------------------------------------------------
     Exhibit Number       Exhibit Description
------------------------- ------------------------------------------------------
------------------------- ------------------------------------------------------
          3.1             Articles of Incorporation
------------------------- ------------------------------------------------------
------------------------- ------------------------------------------------------
          3.2             Bylaws
------------------------- ------------------------------------------------------
------------------------- ------------------------------------------------------
           4              Instrument Defining the Right of Holders - Share
                          Certificate
------------------------- ------------------------------------------------------
------------------------- ------------------------------------------------------
           5              Legal Opinion
------------------------- ------------------------------------------------------
------------------------- ------------------------------------------------------
           24             Consents of Experts
------------------------- ------------------------------------------------------
------------------------- ------------------------------------------------------
           27             Financial Data Schedule
------------------------- ------------------------------------------------------

ITEM 28.          UNDERTAKINGS

The undersigned Registrant undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
   a. Include any prospectus required by Section 10(a)(3)of the Securities Act of 1933;
   b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;
   c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered by this registration statement, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be singed on its behalf by the undersigned, in the City of Fort Lauderdale, State of Florida on February 8, 2000.

                            3045 Corporation

                                /s/Kim Naimoli
                            By: Kim A. Naimoli, President
                                  Date: March 14,2000

In accordance with the requirements of the Securities act of 1933, this registration statement was signed by the following persons in the capacitated and on the dates stated.

                                   /s/   Kim Naimoli
                                         Kim Naimoli
                                   Title: President & Director
                                   Date:  March 14, 2000